UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2006

RCN Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16805	22-3498533
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

196 Van Buren Street
Herndon, VA 20170
(Address of principal executive offices, including zip code)

(703) 434-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K fling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Today, RCN Corporation (“RCN” or the “Company”) launched an effort to refinance its first lien credit facility through a proposed facility consisting of a $75 million first lien term loan and a $55 million first lien revolver which will be used primarily to support letters of credit. The proceeds of the proposed financing would be used to repay all of the approximately $35 million currently outstanding under the existing first lien term loan as well as all of the approximately $40 million currently outstanding under the third lien term loan. The proposed new facility would also replace the Company’s existing letter of credit facilities, which currently total approximately $55 million. The Company’s second lien convertible notes will remain outstanding. The Company expects the transaction to close by the end of May 2006.

Item 9.01.	Financial Statements and Exhibits.

None.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCN CORPORATION

By:	/s/ Michael T. Sicoli
Name: Michael T. Sicoli
Title: Executive Vice President and Chief Financial Officer

Date: April 28, 2006